EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a statement on Schedule 13G, and all future amendments thereto, with respect to the Common Stock, par value $0.01 per share, of CPI International, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Rule 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filings, unless such person knows or has reason to believe that such information is inaccurate.

Dated: February 14, 2007

CYPRESS ASSOCIATES II LLC

	By:	/s/James A. Stern
	Name:	James A. Stern
	Title:	Managing Member

CYPRESS MERCHANT BANKING
PARTNERS II L.P.

By: Cypress Associates II LLC, its General
Partner

	By:	/s/James A. Stern
	Name:	James A. Stern
	Title:	Managing Member

CYPRESS MERCHANT B II C.V.

By: Cypress Associates II LLC, its Managing
General Partner

	By:	/s/James A. Stern
	Name:	James A. Stern
	Title:	Managing Member

55TH STREET PARTNERS II L.P.

By: Cypress Associates II LLC, its General
Partner

By:	/s/James A. Stern
Name:	James A. Stern
Title:	Managing Member

CYPRESS SIDE-BY-SIDE LLC

By:	/s/James A. Stern
Name:	James A. Stern
Title:	Sole Member

/s/James A. Stern
JAMES A. STERN

/s/Jeffrey P. Hughes
JEFFREY P. HUGHES